Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Record Third Quarter 2021 Results

ORLANDO, Fla. (Nov. 9, 2021) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its third quarter 2021 results.

Third Quarter 2021 Results1

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Contract sales in the third quarter were $433 million.
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Legacy-HGV contract sales of $290 million were 81% of Q3 2019 contract sales.
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Diamond contributed $143 million during the 59 days of HGV ownership.
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Member count increased for the fifth straight quarter, and Net Owner Growth (NOG) for our Legacy-HGV business in the 12 months ended Sept. 30, 2021 is 1.2%.
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Realized substantial cost synergy capture of $70 million on an annualized basis related to our acquisition of Diamond, achieving over half of our targeted 24-month, $125+ million synergy goal.
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Total revenues for the third quarter were $928 million compared to $208 million for the same period in 2020.
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Total revenues were affected by a recognition of $241 million in the current period compared to a deferral of $13 million in the same period in 2020.
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Net income for the third quarter was $99 million compared to ($7) million net loss for the same period in 2020.
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Net income was affected by a net recognition of $133 million in the current period compared to a net deferral of $8 million in the same period in 2020.
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Diluted EPS for the third quarter was $0.90 compared to ($0.08) for the same period in 2020.
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Diluted EPS was affected by a net recognition of $133 million in the current period compared to a net deferral of $8 million in the same period in 2020, or $1.22 and ($0.09) per share in the current period and the same period in 2020, respectively.
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Adjusted EBITDA for the third quarter was $340 million compared to $19 million for the same period in 2020.
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Legacy-HGV Adjusted EBITDA was $251 million for the quarter.
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Diamond contributed $89 million to Adjusted EBITDA for the quarter.
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Adjusted EBITDA and Legacy-HGV Adjusted EBITDA were affected by a net recognition of $133 million in the current period compared to a net deferral of $8 million in the same period in 2020.

“We’re off to a great start with the integration of our Diamond acquisition, which closed in early August,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Over the past few months, I’ve met with team members at our resorts around the country, and I’m thrilled about the level of excitement across the combined organization. The integration process is proceeding as planned, and I’m confident we’ll maximize the many benefits of this transformative acquisition moving forward, including the launch of our rebranding phase next year. I’m also incredibly proud of the team for continuing to execute during this busy time. In the third quarter, we generated strong EBITDA in line with 2019 levels, with record margins.”

____________________

1 The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Diamond Acquisition

On Aug. 2, 2021, HGV completed the acquisition of Dakota Holdings, Inc., the parent company of Diamond Resorts International (“Diamond”), (the “Diamond Acquisition”). The Company completed the acquisition by exchanging 100% of the outstanding equity interests of Diamond for shares of HGV common stock. Pre-existing HGV shareholders own approximately 72% of the combined company after giving effect to the Diamond Acquisition, with certain funds controlled by Apollo Global Management Inc. (the "Apollo Funds") and other minority shareholders, who previously owned 100% of Diamond, holding the remaining 28% after giving effect to the Diamond Acquisition.

Diamond also operates in the hospitality and VOI industry, with a worldwide resort network of global vacation destinations. Diamond’s portfolio consists of resort properties (the “Portfolio Properties”) that Diamond manages, are included in one of Diamond's single- and multi-use trusts (collectively, the "Diamond Collections"), or are Diamond-branded resorts in which Diamond owns inventory. In addition, there are affiliated resorts and hotels, which Diamond does not manage, and which do not carry the Diamond brand but are a part of Diamond's network and, through THE Club® and other Club offerings (the “Diamond Clubs”), are available for its members to use as vacation destinations.

Diamond’s operations primarily consist of: VOI sales and financing which includes marketing and sales of VOIs and consumer financing for purchasers of the Company's VOIs; operations related to the management of the homeowners associations (the “HOAs”) for resort properties and the Diamond Collections, operating and managing points-based vacations clubs, and operation of certain resort amenities and management services.

The financial results in this report include Diamond’s results of operations beginning on Aug. 2, 2021. The Company refers to Diamond's business and operations that were acquired as "Legacy-Diamond" or "Diamond," and HGV's operations as "Legacy-HGV," which is inclusive of operations that existed both prior to and following the Diamond Acquisition.

COVID-19 Update

As of Oct. 1, 2021, all of HGV's resorts and all but three of the Company's sales centers that were previously closed due to the COVID-19 pandemic are fully open and operating, although some are still operating in markets with various capacity constraints, social distancing requirements and other safety measures, which are impacting consumer demand for resorts in those markets. The Company plans to continue its normal business as conditions permit, but there can be no assurance that such positive trends will continue or that there will not be any increases of new infections or new variants (such as the Delta variant) that may result in the reimposition of social distancing measures and/or restrictions in certain jurisdictions, as well as travel restrictions that may impede or reverse the Company's recovery.

Overview

For the quarter ended Sept. 30, 2021, diluted EPS was $0.90 compared to ($0.08) for the quarter ended Sept. 30, 2020. Net income and Adjusted EBITDA were $99 million and $340 million, respectively, for the quarter ended Sept. 30, 2021, compared to net loss and Adjusted EBITDA of ($7) million and $19 million, respectively, for the quarter ended Sept. 30, 2020. Total revenues for the quarter ended Sept. 30, 2021 were $928 million compared to $208 million for the quarter ended Sept. 30, 2020.

Net income and Adjusted EBITDA for the quarter ended Sept. 30, 2021, included a net recognition of $133 million relating to sales made at The Central at 5th, Ocean Tower Phase II, Maui Bay Villas, and The Beach Resort Sesoko projects, which were completed during the period.

Consolidated Segment Highlights – Third Quarter 2021

Real Estate Sales and Financing

For the quarter ended Sept. 30, 2021, Real Estate Sales and Financing segment revenues were $659 million, an increase of $543 million compared to the quarter ended Sept. 30, 2020. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $280 million and 42.5%, respectively, for the quarter ended Sept. 30, 2021, compared to $15 million and 12.9%, respectively, for the quarter ended Sept. 30, 2020. Results in the third quarter of 2021 improved due to an increase in both tour flow and VPG related to an improvement in travel demand versus the prior year, as well as the reopening of properties that had paused operations last year due to the COVID-19 pandemic. They also reflect 59 days of ownership of Diamond, which contributed $100 million to Sales of VOI, net, and $54 million to segment Adjusted EBITDA for the quarter ended Sept. 30, 2021.

Real Estate Sales and Financing segment results reflect an increase of $133 million due to the recognition of all sales of VOIs under construction in the third quarter of 2021 which were in deferral for the three months ended Sept. 30, 2020. These recognitions are related to The Central at 5th, Ocean Tower Phase II, Maui Bay Villas, and The Beach Resort Sesoko projects for the quarter ended Sept. 30, 2021, and compare to $8 million net deferrals related to Ocean Tower Phase II and Maui Bay Villas projects for the quarter ended Sept. 30, 2020.

Contract sales for the quarter ended Sept. 30, 2021, increased $316 million to $433 million, including $143 million contributed by Diamond during 59 days of HGV ownership, compared to the quarter ended Sept. 30, 2020. For the quarter ended Sept. 30, 2021, tours increased by 283.0% and VPG increased 1.2% compared to the quarter ended Sept. 30, 2020. For the quarter ended Sept. 30, 2021, fee-for-service contract sales represented 29% of contract sales compared to 57% for the quarter ended Sept. 30, 2020.

Financing revenues for the quarter ended Sept. 30, 2021, increased by $13 million compared to the quarter ended Sept. 30, 2020. This was driven primarily by a $15 million increase related to interest income on the acquired timeshare financing receivables portfolio of Diamond, partially offset by a decrease related to interest income on the originated timeshare financing receivables portfolio. The interest income generated from the originated loan portfolio decreased, compared to the same period in 2020, due to a decrease in the timeshare financing receivables balance, partially offset by an increase in weighted average interest rate for the portfolio of 10 basis points as of Sept. 30, 2021. The addition of the Diamond portfolio contributed $16 million to revenue and $10 million to financing profit for the 59 days of HGV ownership during the third quarter of 2021.

Resort Operations and Club Management

For the quarter ended Sept. 30, 2021, Resort Operations and Club Management segment revenue was $216 million, an increase of $155 million compared to the quarter ended Sept. 30, 2020. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $109 million and 50.5%, respectively, for the quarter ended Sept. 30, 2021, compared to $30 million and 49.2%, respectively, for the quarter ended Sept. 30, 2020. Compared to the prior-year period, Resort Operations and Club Management results in the third quarter of 2021 increased due an increase in annual club dues along with an increase in the number of transactions compared to the same periods in 2020, which partially offset with the increases in segment operating expenses associated with segment performance discussed herein. Diamond contributed $102 million to revenue and $40 million to the total increase in segment Adjusted EBITDA for the quarter ended Sept. 30, 2021.

Inventory

The estimated contract sales value of the Company’s total pipeline is approximately $14 billion at current pricing.

The total pipeline includes approximately $4 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects at Legacy-HGV. Diamond has approximately $4 billion of developed inventory that is currently available for sale. The remaining approximately $6 billion of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 84% of the Company’s total pipeline. Approximately 55% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 16% of the Company’s total pipeline. Approximately 81% of the fee-for-service inventory pipeline is currently available for sale. Diamond does not have a fee-for-service business.

With 22% of the pipeline consisting of just-in-time inventory and 16% consisting of fee-for-service inventory, capital-efficient inventory represents 38% of the Company’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $564 million as of Sept. 30, 2021, including $230 million of restricted cash.

As of Sept. 30, 2021, the Company had $2,929 million of corporate debt, net outstanding with a weighted average interest rate of 4.11% and $1,290 million of non-recourse debt, net outstanding with a weighted average interest rate of 2.93%.

As of Sept. 30, 2021, the Company’s liquidity position consisted of $334 million of unrestricted cash and $499 million remaining borrowing capacity under the revolver facility. In addition, HGV has $629 million remaining borrowing capacity in total under the Timeshare Facility, and conduit facilities due in 2023 and 2024. HGV has $180 million of securities that are available to be securitized, and another $149 million of securities are expected to become eligible as soon as they meet typical milestones including receipt of first payment, deeding, or recording.

Free cash flow was ($68) million for the quarter ended Sept. 30, 2021, compared to ($9) million for the same period in the prior year. Adjusted free cash flow was ($33) million for the quarter ended Sept. 30, 2021, compared to ($99) million for the same period in the prior year. Adjusted free cash flow for the quarter ended Sept. 30, 2021 includes add-backs of $55 million related to the Diamond Acquisition.

As of Sept. 30, 2021, the Company’s total net leverage on a pro-forma trailing 12-month basis was approximately 4.2x, not giving effect to anticipated synergies. Inclusive of anticipated synergies, we are currently at 3.6x total net leverage on a pro-forma trailing 12-month basis.

Subsequent Events

In Oct. 2021, the Compensation Committee of the Board of Directors (the "Compensation Committee") approved modifications to the short-term incentive program performance periods and targets covering fiscal year 2021, and in Nov. 2021, the Compensation Committee approved modifications to the long-term incentive performance targets for performance-vesting restricted stock units covering fiscal years 2019 through 2022. The modifications were made to reflect the projected effects of the Diamond Acquisition on applicable metrics. There is no financial impact of these modifications and any awards earned under either the 2021 Short-Term Incentive Program or the Performance RSUs will be subject to the terms and conditions applicable to such awards.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Total Construction Recognitions (Deferrals)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2021	2020	2021	2020
Sales of VOIs (deferrals)	$—	$(13)	$—	$(64)
Sales of VOIs recognitions	241	—	167	—
Net Sales of VOIs recognitions (deferrals)	241	(13)	167	(64)
Cost of VOI sales (deferrals)(2)	—	(4)	—	(17)
Cost of VOI sales recognitions	73	—	50	—
Net Cost of VOI sales recognitions (deferrals)(2)	73	(4)	50	(17)
Sales and marketing expense (deferrals)	—	(1)	—	(9)
Sales and marketing expense recognitions	35	—	24	—
Net Sales and marketing expense recognitions (deferrals)	35	(1)	24	(9)
Net construction recognitions (deferrals)(1)	$133	$(8)	$93	$(38)

	2021
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net (loss) income	$(7)	$9	99	$—	$101
Interest expense	15	17	42	—	74
Income tax (benefit) expense	(6)	3	49	—	46
Depreciation and amortization	11	12	48	—	71
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	—	—	1
EBITDA	14	41	238	—	293
Other loss, net	1	1	20	—	22
Share-based compensation expense	4	14	14	—	32
Acquisition and integration-related expense	15	14	54	—	83
Impairment expense	1	—	1	—	2
Other adjustment items(3)	7	—	13	—	20
Adjusted EBITDA	$42	$70	$340	$—	$452

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(32)	$(42)	$241	$—	$167
Cost of VOI sales(2)	(10)	(13)	73	—	50
Sales, marketing, general and administrative expense	(4)	(7)	35	—	24
Net construction deferrals	$(18)	$(22)	$133	$—	$93

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income (loss)	$8	$(48)	$(7)	$(154)	(201)
Interest expense	10	12	10	11	43
Income tax expense (benefit)	1	(8)	(5)	(67)	(79)
Depreciation and amortization	12	11	11	11	45
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	1	—	2
EBITDA	32	(33)	10	(199)	(190)
Other (gain) loss, net	(2)	3	(1)	(3)	(3)
Share-based compensation expense	(2)	6	6	5	15
Impairment expense	—	—	—	209	209
Other adjustment items(3)	5	5	4	12	26
Adjusted EBITDA	$33	$(19)	$19	$24	$57

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(47)	$(4)	$(13)	$(21)	$(85)
Cost of VOI sales(2)	(13)	—	(4)	(6)	(23)
Sales, marketing, general and administrative expense	(7)	(1)	(1)	(4)	(13)
Net construction deferrals	$(27)	$(3)	$(8)	$(11)	$(49)

(1) The table represents deferrals and recognitions of Sales of VOI revenue and direct costs for properties under construction for the three and nine months ended September 30, 2021 and 2020.

(2) Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

(3) For the three and nine months ended September 30, 2021 and 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items. For the three months ended September 30, 2021, this also includes the amortization of premiums resulting from purchase accounting.

Conference Call

Hilton Grand Vacations will host a conference call on Nov. 9, 2021, at 11 a.m. (EST) to discuss third quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available within 24 hours after the teleconference’s completion through November 16, 2021. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13714035. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to HGV’s future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, including those related to the Diamond Acquisition and HGV’s revenues, earnings, cash flow and operations, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words.

HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include: risks that HGV may not realize the expected cost savings, synergies, growth and other benefits from the Diamond Acquisition or that the costs related to the Diamond Acquisition are greater than anticipated; risks that there may be significant costs and expenses associated with liabilities related to the Diamond business that were either unknown or are greater than those anticipated at the time of the Diamond Acquisition; risks that HGV may not be successful in integrating the Diamond business into all aspects of our business and operations or that the integration will take longer than anticipated; the potential magnification of our operational risks as a result of the Diamond Acquisition and integration of the Diamond business; risks related to disruption of management’s attention from HGV’s ongoing business operations due to its efforts to integrate Diamond into HGV; any adverse effect of the Diamond Acquisition on HGV’s reputation, relationships, operating results and business generally; the continuing impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; HGV’s ability to meet its liquidity needs; risks related to HGV’s indebtedness, especially in light of the significant amount of indebtedness HGV incurred to complete the Diamond Acquisition; inherent business risks, market trends and competition within the timeshare and hospitality industries; HGV’s ability to successfully source inventory and market, sell and finance VOIs; default rates on HGV’s financing receivables (including those financing receivables related to the Diamond business); the reputation of and HGV’s ability to access Hilton brands and programs, including the risk of a breach or termination of HGV’s license agreement with Hilton; the integration of Diamond’s operations as part of HGV’s overall brand that is governed by the terms of HGV’s license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to HGV’s acquisitions, joint ventures, and other partnerships; HGV’s dependence on third-party development activities to secure just-in-time inventory; the performance of our information technology systems and HGV’s ability to maintain data security; regulatory proceedings or litigation; adequacy of HGV’s workforce to meet its business and operation needs; HGV’s ability to attract and retain key executives and employees with skills and capacity to meet its needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2021, and HGV’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and may be updated from time to time in HGV’s annual reports, quarterly reports, current reports and other filings HGV makes with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. As one of Hilton’s 18 premier brands, Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for owners and guests, synonymous with the Hilton name. Ownership with the Company provides best-in-class membership programs, currently offering exclusive services and maximum flexibility for 710,000 owners around the world. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency translations; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums resulting from purchase accounting, and other non-cash and one-time charges.

EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

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EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
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EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•
EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•
EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•
EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•
EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•
EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of VOI products (points-based, just-in-time, developed, and fee-for-service) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization. While the presentation of contract sales on a combined basis (fee-for-service, developed, and points-based) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Summary of Significant Accounting Policies in our condensed consolidated financial statements included in Item 1 in our Quarterly Report on form 10-Q for the quarter ended Sept. 30, 2021, for additional information on Sales of VOI, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Points-Based Inventory refers to VOI sales that are backed by physical real estate that is contributed to a trust.

Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and fee-for-service commissions and brand fees earned from the sale of fee-for-service intervals.

Fee-for-service commissions and brand fees, net represents commissions and brand fees earned from the sale of fee-for-service intervals net of related reserves.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Important Note About the Presentation

We refer to Diamond's business and operations that we acquired as "Legacy-Diamond", and our business and operations that existed both prior to and following the Diamond Acquisition as "Legacy-HGV." The Legacy-HGV business operations remain consistent for the three and nine months ended Sept. 30, 2021 and three and nine months ended Sept. 30, 2020, respectively. Consolidated results for the three and nine months ended Sept. 30, 2020 only include Legacy-HGV as the Diamond Acquisition closed subsequent to this period. For comparative purposes, the change for the consolidated results three or nine months ended Sept. 30, 2020 to Legacy-HGV results for the three or nine months ended Sept. 30, 2021 has been included within the tables below.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)	T-7
REAL ESTATE SALES PROFIT DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING PROFIT DETAIL SCHEDULE	T-10
RESORT AND CLUB PROFIT DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and cash equivalents	$334	$428
Restricted cash	230	98
Accounts receivable, net	278	119
Timeshare financing receivables, net	1,767	974
Inventory	1,461	702
Property and equipment, net	822	501
Operating lease right-of-use assets, net	76	52
Investments in unconsolidated affiliates	56	51
Goodwill	820	—
Intangible assets, net	1,953	81
Land and infrastructure held for sale	41	41
Other assets	259	87
TOTAL ASSETS	$8,097	$3,134
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$707	$252
Advanced deposits	116	117
Debt, net	2,929	1,159
Non-recourse debt, net	1,290	766
Operating lease liabilities	93	67
Deferred revenues	270	262
Deferred income tax liabilities	798	137
Total liabilities	6,203	2,760

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 119,803,728 and 85,205,012 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	1,611	192
Accumulated retained earnings	282	181
Total equity	1,894	374
TOTAL LIABILITIES AND EQUITY	$8,097	$3,134

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Sales of VOIs, net	$488	$24	$597	$80
Sales, marketing, brand and other fees	118	52	252	171
Financing	53	40	127	127
Resort and club management	99	39	192	122
Rental and ancillary services	112	20	198	77
Cost reimbursements	58	33	131	105
Total revenues	928	208	1,497	682
Expenses
Cost of VOI sales	130	8	154	21
Sales and marketing	234	79	432	297
Financing	19	13	43	39
Resort and club management	26	9	45	27
Rental and ancillary services	84	24	151	85
General and administrative	41	22	92	65
Acquisition and integration-related expense	54	—	83	—
Depreciation and amortization	48	11	71	34
License fee expense	24	11	57	39
Impairment expense	1	—	2	—
Cost reimbursements	58	33	131	105
Total operating expenses	719	210	1,261	712
Interest expense	(42)	(10)	(74)	(32)
Equity in earnings (loss) from unconsolidated affiliates	1	(1)	7	3
Other (loss) gain, net	(20)	1	(22)	—
Income (loss) before income taxes	148	(12)	147	(59)
Income tax (expense) benefit	(49)	5	(46)	12
Net income (loss)	$99	$(7)	$101	$(47)
Earnings (loss) per share:
Basic	$0.92	$(0.08)	$1.08	$(0.55)
Diluted	$0.90	$(0.08)	$1.07	$(0.55)

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating Activities
Net income (loss)	$99	$(7)	$101	$(47)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	48	11	71	34
Amortization of deferred financing costs, acquisition premiums and other	9	4	19	13
Provision for financing receivables losses	49	12	77	57
Impairment expense	1	—	2	—
Other loss (gain), net	5	(1)	7	—
Share-based compensation	14	6	32	10
Deferred income tax expense (benefit)	—	(19)	9	(50)
Equity in (earnings) losses from unconsolidated affiliates	(1)	1	(7)	(3)
Return on investment in unconsolidated affiliates	2	—	2	—
Net changes in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(1)	(35)	(102)	65
Timeshare financing receivables, net	(54)	29	(36)	87
Inventory	18	(23)	(11)	(59)
Purchases and development of real estate for future conversion to inventory	(8)	(8)	(25)	(27)
Other assets	97	8	62	(25)
Accounts payable, accrued expenses and other	(54)	24	5	(48)
Advanced deposits	(5)	3	(5)	4
Deferred revenues	(275)	(7)	(165)	75
Net cash (used in) provided by operating activities	(56)	(2)	36	86
Investing Activities
Acquisition of Diamond, net of cash and restricted cash acquired	(1,585)	—	(1,585)	—
Capital expenditures for property and equipment	(7)	(2)	(11)	(6)
Software capitalization costs	(5)	(5)	(14)	(16)
Investments in unconsolidated affiliates	—	(2)	—	(2)
Net cash used in investing activities	(1,597)	(9)	(1,610)	(24)
Financing Activities
Issuance of debt	1,300	—	2,650	495
Issuance of non-recourse debt	96	—	96	495
Repayment of debt	(788)	(2)	(843)	(62)
Repayment of non-recourse debt	(116)	(90)	(234)	(403)
Debt issuance costs	(58)	(2)	(61)	(8)
Repurchase and retirement of common stock	—	—	—	(10)
Payment of withholding taxes on vesting of restricted stock units	—	(1)	(5)	(3)
Proceeds from employee stock plan purchases	—	1	1	1
Proceeds from stock option exercises	4	—	10	—
Other financing activity	(1)	(1)	(2)	(2)
Net cash provided by (used in) financing activities	437	(95)	1,612	503
Net change in cash, cash equivalents and restricted cash	(1,216)	(106)	38	565
Cash, cash equivalents and restricted cash, beginning of period	1,780	823	526	152
Cash, cash equivalents and restricted cash, end of period	$564	$717	$564	$717

HILTON GRAND VACATIONS INC.

FREE CASH FLOW RECONCILIATION

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$(56)	$(2)	$36	$86
Capital expenditures for property and equipment	(7)	(2)	(11)	(6)
Software capitalization costs	(5)	(5)	(14)	(16)
Free Cash Flow	$(68)	$(9)	$11	$64
Non-recourse debt activity, net	(20)	(90)	(138)	92
Acquisition and integration-related expense	54	—	83	—
Other adjustment items(1)	1	—	1	—
Adjusted Free Cash Flow	$(33)	$(99)	$(43)	$156

(1) Includes capitalized acquisition and integration-related costs for the three and nine months ended September 30, 2021.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Revenues:
Real estate sales and financing	$659	$532	$127	$116	$416
Resort operations and club management	216	114	102	61	53
Total segment revenues	875	646	229	177	469
Cost reimbursements	58	42	16	33	9
Intersegment eliminations	(5)	(5)	—	(2)	(3)
Total revenues	$928	$683	$245	$208	$475

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Revenues:
Real estate sales and financing	$976	$849	$127	$378	$471
Resort operations and club management	403	301	102	209	92
Total segment revenues	1,379	1,150	229	587	563
Cost reimbursements	131	115	16	105	10
Intersegment eliminations	(13)	(13)	—	(10)	(3)
Total revenues	$1,497	$1,252	$245	$682	$570

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)

(in millions)

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Net income (loss)	$99	$69	$30	$(7)	$76
Interest expense	42	43	(1)	10	33
Income tax expense (benefit)	49	37	12	(5)	42
Depreciation and amortization	48	11	37	11	—
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	—	1	(1)
EBITDA	238	160	78	10	150
Other loss (gain), net	20	20	—	(1)	21
Share-based compensation expense	14	14	—	6	8
Acquisition and integration-related expense	54	51	3	—	51
Impairment expense	1	1	—	—	1
Other adjustment items(1)	13	5	8	4	1
Adjusted EBITDA	$340	$251	$89	$19	$232

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$280	$226	$54	$15	$211
Resort operations and club management(2)	109	69	40	30	39
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	1	1	—	—	1
License fee expense	(24)	(24)	—	(11)	(13)
General and administrative(3)	(26)	(21)	(5)	(15)	(6)
Adjusted EBITDA	$340	$251	$89	$19	$232
Adjusted EBITDA profit margin	36.6%	36.7%	36.3%	9.1%
EBITDA profit margin	25.6%	23.4%	31.8%	4.8%

(1) For the three months ended September 30, 2021 and 2020, this amount includes costs associated with restructuring, one-time charges and other non-cash items.

(2) Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.

(3) Excludes segment related share-based compensation, depreciation and other adjustment items.

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Net income (loss)	$101	$71	$30	$(47)	$118
Interest expense	74	75	(1)	32	43
Income tax expense (benefit)	46	34	12	(12)	46
Depreciation and amortization	71	34	37	34	—
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	1	1	—	2	(1)
EBITDA	293	215	78	9	206
Other loss, net	22	22	—	—	22
Share-based compensation expense	32	32	—	10	22
Acquisition and integration-related expense	83	80	3	—	80
Impairment expense	2	2	—	—	2
Other adjustment items(1)	20	12	8	14	(2)
Adjusted EBITDA	$452	$363	$89	$33	$330

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$352	$298	$54	$16	$282
Resort operations and club management(2)	212	172	40	100	72
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	8	8	—	5	3
License fee expense	(57)	(57)	—	(39)	(18)
General and administrative(3)	(63)	(58)	(5)	(49)	(9)
Adjusted EBITDA	$452	$363	$89	$33	$330
Adjusted EBITDA profit margin	30.2%	29.0%	36.3%	4.8%
EBITDA profit margin	19.6%	17.2%	31.8%	1.3%

(1) For the three months ended September 30, 2021 and 2020, this amount includes costs associated with restructuring, one-time charges and other non-cash items.

(2) Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.

(3) Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES PROFIT DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Tour flow	97,628	64,356	33,272	25,488	38,868
VPG	$4,255	$4,320	$4,130	$4,205	$115
Owned contract sales mix	71.4%	57.2%	100.0%	42.7%	14.5%
Fee-for-service contract sales mix	28.6%	42.8%	0.0%	57.3%	(14.5)%

Contract sales	$433	$290	$143	$117	$173
Adjustments:
Fee-for-service sales(1)	(124)	(124)	—	(67)	(57)
Provision for financing receivables losses	(50)	(27)	(23)	(12)	(15)
Reportability and other:
Net recognition (deferral) of sales of VOIs under construction(2)	241	241	—	(13)	254
Fee-for-service sale upgrades, net	3	3	—	4	(1)
Other(3)	(15)	5	(20)	(5)	10
Sales of VOIs, net	$488	$388	$100	$24	$364
Plus:
Fee-for-service commissions and brand fees, net	73	73	—	41	32
Sales revenue	561	461	100	65	396
Less:
Cost of VOI sales	130	118	12	8	110
Sales and marketing expense, net(4)	174	134	40	66	68
Real estate profit (loss)	$257	$209	$48	$(9)	$218
Real estate profit margin	45.8%	45.3%	48.0%	(13.8)%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$118	$107	$11	$52	$55
Less:
Marketing revenue and other fees	45	34	11	11	23
Fee-for-service commissions and brand fees, net	73	73	—	41	32

(1) Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.

(2) Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.

(3) Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.

(4) Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Tour flow	181,921	148,649	33,272	98,263	50,386
VPG	$4,356	$4,406	$4,130	$3,763	$643
Owned contract sales mix	65.2%	58.0%	100.0%	45.5%	75.0%
Fee-for-service contract sales mix	34.8%	42.0%	0.0%	54.5%	25.0%

Contract sales	$831	$688	$143	$396	$292
Adjustments:
Fee-for-service sales(1)	(289)	(289)	—	(216)	(73)
Provision for financing receivables losses	(78)	(55)	(23)	(57)	2
Reportability and other:
Net recognition (deferral) of sales of VOIs under construction(2)	167	167	—	(64)	231
Fee-for-service sale upgrades, net	8	8	—	13	(5)
Other(3)	(42)	(22)	(20)	8	(30)
Sales of VOIs, net	$597	$497	$100	$80	$417
Plus:
Fee-for-service commissions and brand fees, net	162	162	—	131	31
Sales revenue	759	659	100	211	448
Less:
Cost of VOI sales	154	142	12	21	121
Sales and marketing expense, net(4)	316	276	40	247	29
Real estate profit (loss)	$289	$241	$48	$(57)	$298
Real estate profit margin	38.1%	36.6%	48.0%	(27.0)%

Reconciliation of fee-for-service commissions:
Sales, marketing, brand and other fees	$252	$241	$11	$171	$70
Less:
Marketing revenue and other fees	90	79	11	40	39
Fee-for-Service commissions and brand fees, net	162	162	—	131	31

(1) Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.

(2) Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.

(3) Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.

(4) Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended September 30, 2021		Nine Months Ended September 30, 2021
	2021	2020	2021	2020
Just-in-time Contract Sales Mix	19%	20%	22%	22%
Fee-For-Service Contract Sales Mix	29%	57%	35%	55%
Total Capital-Efficient Contract Sales Mix(1)	48%	77%	57%	77%

(1) Total capital-efficient contract sales mix does not include Diamond contract sales are not considered for capital efficiency calculations.

HILTON GRAND VACATIONS INC.

FINANCING PROFIT DETAIL SCHEDULE

(in millions)

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Interest income	$46	$31	$15	$34	$(3)
Other financing revenue	7	6	1	6	—
Financing revenue	53	37	16	40	(3)
Consumer financing interest expense	8	7	1	9	(2)
Other financing expense	11	6	5	4	2
Financing expense	19	13	6	13	—
Financing profit	$34	$24	$10	$27	$(3)
Financing profit margin	64.2%	64.9%	62.5%	67.5%

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Interest income	$108	$93	$15	$108	$(15)
Other financing revenue	19	18	1	19	(1)
Financing revenue	127	111	16	127	(16)
Consumer financing interest expense	22	21	1	23	(2)
Other financing expense	21	16	5	16	—
Financing expense	43	37	6	39	(2)
Financing profit	$84	$74	$10	$88	$(14)
Financing profit margin	66.1%	66.7%	62.5%	69.3%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB PROFIT DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

				Twelve months ended September 30,
				2021	2020
Legacy-HGV total members				331,485	327,558
Legacy-HGV Net Owner Growth (NOG)(1)				3,927	6,019
Legacy-HGV Net Owner Growth % (NOG%)(1)				1.2%	1.9%
Legacy-Diamond total members				131,477	127,991
(1) NOG is a twelve-trailing-month concept and thus not calculated for Diamond under HGV''s ownership.

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Club management revenue	$42	$30	$12	$23	$7
Resort management revenue	57	19	38	16	3
Resort and club management revenues	99	49	50	39	10
Club management expense	8	6	2	6	—
Resort management expense	18	5	13	3	2
Resort and club management expenses	26	11	15	9	2
Resort and club management profit	$73	$38	$35	$30	$8
Resort and club management profit margin	73.7%	77.6%	70.0%	76.9%

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Club management revenue	$98	$86	$12	$70	$16
Resort management revenue	94	56	38	52	4
Resort and club management revenues	192	142	50	122	20
Club management expense	18	16	2	18	(2)
Resort management expense	27	14	13	9	5
Resort and club management expenses	45	30	15	27	3
Resort and club management profit	$147	$112	$35	$95	$17
Resort and club management profit margin	76.6%	78.9%	70.0%	77.9%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE

(in millions)

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Rental revenues	$104	$56	$48	$19	$37
Ancillary services revenues	8	4	4	1	3
Rental and ancillary services revenues	112	60	52	20	40
Rental expenses	77	32	45	23	9
Ancillary services expense	7	5	2	1	4
Rental and ancillary services expenses	84	37	47	24	13
Rental and ancillary services profit (loss)	$28	$23	$5	$(4)	$27
Rental and ancillary services profit margin	25.0%	38.3%	9.6%	(20.0)%

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Rental revenues	$184	$136	$48	$71	$65
Ancillary services revenues	14	10	4	6	4
Rental and ancillary services revenues	198	146	52	77	69
Rental expenses	138	93	45	77	16
Ancillary services expense	13	11	2	8	3
Rental and ancillary services expenses	151	104	47	85	19
Rental and ancillary services profit (loss)	$47	$42	$5	$(8)	$50
Rental and ancillary services profit margin	23.7%	28.8%	9.6%	(10.4)%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Sales of VOIs, net	$488	$388	$100	$24	$364
Sales, marketing, brand and other fees	118	107	11	52	55
Financing revenue	53	37	16	40	(3)
Real estate sales and financing segment revenues	659	532	127	116	416
Cost of VOI sales	(130)	(118)	(12)	(8)	(110)
Sales and marketing expense, net	(234)	(175)	(59)	(79)	(96)
Financing expense	(19)	(13)	(6)	(13)	—
Marketing package stays	(5)	(5)	—	(2)	(3)
Share-based compensation	3	3	—	1	2
Other adjustment items	6	2	4	—	2
Real estate sales and financing segment adjusted EBITDA	$280	$226	$54	$15	$211
Real estate sales and financing segment adjusted EBITDA profit margin	42.5%	42.5%	42.5%	12.9%

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Sales of VOIs, net	$597	$497	$100	$80	$417
Sales, marketing, brand and other fees	252	241	11	171	70
Financing revenue	127	111	16	127	(16)
Real estate sales and financing segment revenues	976	849	127	378	471
Cost of VOI sales	(154)	(142)	(12)	(21)	(121)
Sales and marketing expense, net	(432)	(373)	(59)	(297)	(76)
Financing expense	(43)	(37)	(6)	(39)	2
Marketing package stays	(13)	(13)	—	(10)	(3)
Share-based compensation	7	7	—	4	3
Other adjustment items	11	7	4	1	6
Real estate sales and financing segment adjusted EBITDA	$352	$298	$54	$16	$282
Real estate sales and financing segment adjusted EBITDA profit margin	36.1%	35.1%	42.5%	4.2%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

			59 Days Ended	Three Months Ended
	Three Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Resort and club management revenues	$99	$49	$50	$39	$10
Rental and ancillary services	112	60	52	20	40
Marketing package stays	5	5	—	2	3
Resort and club management segment revenue	216	114	102	61	53
Resort and club management expenses	(26)	(11)	(15)	(9)	(2)
Rental and ancillary services expenses	(84)	(37)	(47)	(24)	(13)
Share-based compensation	1	1	—	1	—
Other adjustment items	2	2	—	1	1
Resort and club segment adjusted EBITDA	$109	$69	$40	$30	$39
Resort and club management segment adjusted EBITDA profit margin	50.5%	60.5%	39.2%	49.2%

			59 Days Ended	Nine Months Ended
	Nine Months Ended September 30, 2021		September 30, 2021	September 30, 2020	Legacy-HGV Change
	Consolidated	Legacy- HGV	Legacy- Diamond	Consolidated	$
Resort and club management revenues	$192	$142	$50	$122	$20
Rental and ancillary services	198	146	52	77	69
Marketing package stays	13	13	—	10	3
Resort and club management segment revenue	403	301	102	209	92
Resort and club management expenses	(45)	(30)	(15)	(27)	(3)
Rental and ancillary services expenses	(151)	(104)	(47)	(85)	(19)
Share-based compensation	3	3	—	1	2
Other adjustment items	2	2	—	2	—
Resort and club segment adjusted EBITDA	$212	$172	$40	$100	$72
Resort and club management segment adjusted EBITDA profit margin	52.6%	57.1%	39.2%	47.8%